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Share Purchase Agreement

Dated December 10, 2008

Between

Mr. Robin List, born on March 28, 1971 in Zaandam, The Netherlands and living in Belgium, Boerestraat 13, 9850-Hansbeke,

hereinafter referred to as “Robin List” or the “Purchaser”, on one hand

and

REMEDENT, INC., a public company incorporated under the laws of Nevada, with its registered offices at Xavier de Cocklaan 42, 9831 Deurle, Belgium, and registered with the company registrar under number C2807329, represented by Mr Guy De Vreese as Chairman of its board of directors duly authorised for the purposes hereof pursuant to a board of directors' resolutions dated December 3, 2008 attached hereto as Schedule 1,

hereinafter referred to as “Remedent Inc.” or the “Seller” on the other hand

Seller or Purchaser will be referred to as a “party” or, together will be referred to as the “parties”

Recitals

A         WHEREAS REMEDENT OTC B.V., a Dutch company validly existing and incorporated under the Laws of the Netherlands (hereinafter referred to as “Remedent OTC BV” or the “Company”), the capital stock of which amounts to 18,000 Euros, with corporate seat at Rotterdam and address at 3062 ME Rotterdam, Lichtenauerlaan 102-120, a holding company owning 100 % of the shares of SYLPHAR N.V., SYLPHAR USA, Inc. and SYLPHAR ASIA Pte Ltd.

B         WHEREAS the Company's registered capital is divided in 18,000 shares with a par value of 1€ per share (the "Shares"). The shares are fully paid up.

C          WHEREAS the allotment of the Shares is the following:

Remedent N.V. : 18,000 shares
Total :	18,000 shares

D.        WHEREAS the Seller so owns 18,000 Shares and wishes to sell 9,000 of them, being 50 % to the Purchaser. The Purchaser wishes to purchase the said 9,000 Shares from the Seller.

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Now, therefore, the Parties have agreed on the terms, provisions and conditions contained in this purchase agreement relating to the Shares (hereinafter referred to as the "Agreement").

It is agreed:

1.	SALE AND PURCHASE OF THE SHARES

1.1.	Sale and Purchase of the Shares

The Seller sells 9,000 Shares to the Purchaser, and the Purchaser purchases 9,000 Shares, free and clear of all encumbrances and security interests or restrictions of any kind whatsoever.

The sale and purchase of 9,000 Shares, which constitutes a sole and unique contract, will be executed on the date set forth above, hereafter referred to as “Closing Date”.

Robin List will have full property and possession of 9,000 Shares on Closing Date.

All rights and obligations related to the Company shares are transferred on Closing Date.

1.2.	Purchase Price

The purchase price for the 9,000 Company shares sold and acquired on the Closing Date in accordance with article 1.1. above, amounts to 831,450 USD.

1.3.	Payment of the Purchase Price

The purchase price for 9,000 shares sold and acquired on the Closing Date in accordance with article 1.1. above shall be paid in kind by delivery of 723,000 shares of Remedent Inc. (“List Shares”). The value of these shares is for the purpose of this agreement fixed on 1.15 $ per share, being the 52 week average of the NASDAQ quotation of the Remedent Inc. shares of common stock.

2.	CLOSING AND SUBSEQUENT OPERATIONS

2.1.	Closing Date

The sale and purchase of 9,000 shares, as provided for in article 1.1. above shall be completed on the Closing Date, at any location agreed upon by the parties.

2.2.	Closing

2.2.1 Delivery of the shares to the Purchaser on the Closing Date:

Delivery will be done by delivery deed before a Dutch notary, in order to produce all its effects vis-à-vis the Company and third parties.

2.2.2.	Delivery of the Remedent Inc. shares to the Seller on the Closing Date:

Delivery will be done by delivery of original stock certificates representing endorsed in the back with guarantee by Remedent, Inc.

2.2.3.	Execution and delivery of the Voting Agreement, attached hereto as Exhibit A

2.3.	Subsequent Operations

The Seller undertakes to sign all necessary documents and to accomplish all necessary formalities including voting in favour of the Company board of directors resolutions, delivering receipt, issuing certificates and assisting the Purchaser in the post-acquisitions formalities and various deposits and publications, in order to allow the transfer of the shares to the benefit of Robin List.

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3.	REPRESENTATIONS AND WARRANTIES OF THE SELLER

3.1.	Existence of the Company

The Company is a B.V. with a registered capital of 18,000 Euros, divided into 18,000 shares with par value of 1 € per share, fully paid. The Company is duly incorporated on 10 December 2008 under the Laws and regulations of the Netherlands.

3.2.	Absence of Adverse Effect

The execution of this Agreement and the performance of the Seller’s obligations hereunder:

-	are not contrary to any law or regulation, nor to any undertaking binding upon the Seller and/or the Company;

-	do not entitle any third party to terminate or void any agreement or contract entered into by the Company;

-	do not compel the Seller to obtain any authorization or agreement other than those provided for in this Agreement.

3.3.	Securities Issued by the Company

The Seller at the date hereof have good and valid title to all of the Shares issued by the Company, it being specified that such title may not in any way be challenged.

The Company has not issued any bonds or securities other than the Shares.

The Shares are free and clear of any right, pledge, lien, security interest, promise to sell or pre-emption right or any other encumbrance of any nature whatsoever, and, more generally, no third party whatsoever has any right of any nature whatsoever on the Shares.

The Shares, which comprise the totality of the share capital and voting rights of the Company, have been validly issued. The Shares do not constitute community property and are not held in jointly-held property.

The Company has not issued any debenture loans nor convertible or exchangeable bonds. There is no agreement or commitment according to which anyone has or could potentially have the right to require the issuance of new shares or securities by the Company, and the Company has not made any decision relating to the issuance of new shares or securities. The Company has not issued any securities of any nature whatsoever which could cause a capital increase or the issuance of securities to occur.

The Shares are freely transferable, and may be transferred to the Purchaser in accordance with this Agreement. The transfer of the Shares in accordance with this Agreement grants the Purchaser full and valid title to the Shares, free and clear of all encumbrances and may not in any way be challenged.

With the exception of the Voting Agreement between the Purchaser and Seller, and Investment and Shareholder Agreement by and among Company, Concordia Fund BV, Sylphar Holding BV and the Existing OTC Subsidiaries (as defined therein), there are no other shareholders' agreement or any similar agreement which has been entered into by all or certain Company's current or past shareholders with regard to the Company or their interest therein. The progressive transfer of ownership and possession of the Company shares will occur, on the grounds of the executed Agreement, at the contractual date of effect of each of the four execution operations as defined in article 1.1. above.

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3.4.	Accuracy of the Seller’s Representations and Warranties

All of the representations and warranties contained in this Article 3 have been made to the best of the Seller’s knowledge and, in any case, in good faith, based on normal investigations conducted by or on behalf of the Seller, in order to faithfully and realistically present the Company's position with respect to the items covered in said Article 3.

The representations and warranties of this Article 3 replace all of the Seller’s other representations and warranties, regardless of the manner in which they were made or granted.

The scope of the information contained in the Schedules is limited to the articles to which the latter refer.

4.	CONFIDENTIALITY

This Agreement and the operations provided for hereby are confidential and each of the parties undertakes not to disclose to anyone, directly or indirectly, the existence or the content hereof without the express prior consent of the other party, except in the case of (i) privileged communications to its counsels bound by professional secrecy or directors, (ii) disclosures necessary for the performance of this Agreement, and (iii) disclosures required by law, a court or an administrative decision, and/or a stock exchange regulation.

5.	EXPENSES

Each of the parties shall bear the costs and expenses incurred by each of them for the negotiation, preparation and enforcement hereof.

6.	MODIFICATIONS

No modification to any provision hereof shall be valid unless it is in writing and signed by all of the Parties.

7.	APPLICABLE LAW

This Agreement shall be governed by and interpreted in accordance with the laws of Belgium.

8.	JURISDICTION

Any dispute, controversy or claim arising out of or relating to this Agreement or any document issued in appliance of the same, which cannot be settled in a friendly manner within thirty (30) days from its beginning shall be submitted to the Dutch Commercial Courts which will have exclusive jurisdiction.

The thirty (30) days period in which to settle the dispute in a friendly manner shall commence upon the first day after either party notifies the other party by fax or mail that a dispute exists ("initial notice of dispute").

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9.	ENTIRE AGREEMENT

This Agreement supersedes and voids all prior written and oral agreements between the Parties with respect to the subject matter hereof.

Signed by the parties or their duly authorised representatives

Signed by Guy De Vreese duly authorised for and on behalf of REMEDENT Inc.	) ) ) )	/s/ Guy De Vreese

Signed by Robin List	) ) ) )	/s/ Robin List

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SCHEDULE 1

Board Resolutions

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Exhibit A

Voting Agreement

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